Exhibit 99.2
Loan No. _______________
Salt Lake City, Utah
March ___, 2011

REVOLVING PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of U. S. Bank National Association (“Lender”) at its office located at 170 South Main Street, 6th Floor, Salt Lake City, Utah 84101 or at such other location as designated by Lender, in lawful money of the United States of America, the principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), or such portion thereof as from time to time may be outstanding, on March 15, 2012 (the “Maturity Date”), and to also pay interest thereon at said location, in like money, from the date hereof on the unpaid principal amount hereof until such amount shall be paid in full.

This Revolving Note is the Note referred to in an Amended and Restated Loan Agreement (the “Agreement”; terms used herein but not defined herein have the meanings given in the Agreement) of even date herewith and is entitled to the benefits thereof and is secured by the Security Agreement.

Interest on the outstanding principal balance shall accrue at an annual variable rate equal to 1.75% plus the thirty (30) day LIBOR rate quoted by Lender from Reuters Screen LIBOR01 or any successor thereto, which shall be that thirty (30) day LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation.  The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.  Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

Upon the occurrence of an Event of Default, the applicable rate of interest shall increase by three percent (3%) per annum.

Monthly payments of accrued interest shall be due and payable on the fifth (5th) day of each month, commencing with April 5, 2011, and continuing on the fifth day of each month thereafter.

On the Maturity Date, the entire outstanding principal balance, all remaining accrued and unpaid interest and all other amounts outstanding under this Note or the Agreement shall be due and payable in full.

In addition to the accrual of interest at the default rate, in the event a payment due under this Note is more than fifteen (15) days past due, Borrower shall pay to Lender a late fee equal to five percent (5%) of the missed payment.

The actual interest to be charged under this Note shall be calculated on a year of three hundred sixty (360) days on a daily basis for the actual number of days the unpaid principal balance hereof is outstanding.

If a payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Utah, the payment date shall be extended to the next succeeding business day and interest hereon shall be payable at the then applicable rate during such extension.

All payments received by Lender on this Note shall be applied as follows and in the order indicated, at the option of Lender:  (1) to the payment of Lender’s attorneys’ fees and other expenses as provided in the Loan Documents, (2) to late fees, (3) to accrued interest, and (4) to the reduction of principal.

This Note may be paid in whole or in part from time to time or at any time without penalty or premium.

Upon the occurrence of an Event of Default, it shall be optional with the holder of this Note to declare the entire principal and interest sum hereof due and payable in full, and proceedings may at once be instituted for the enforcement and collection of the same by law.

Borrower agrees to pay all reasonable attorneys’ fees and other expenses incurred by Lender in the enforcement of any of its rights hereunder whether the default is ultimately cured or whether Lender is obligated to pursue its legal remedies, including such expenses incurred prior to the institution of legal action, during the pendency of such legal action, during any bankruptcy or insolvency proceeding and continuing to include all such expenses incurred in connection with any appeal to higher courts arising out of legal proceedings to enforce Borrower’s obligations hereunder.

The makers, sureties, guarantors and endorsers of this Note jointly and severally waive presentment for payment, protest, notice of protest and of nonpayment of this Note.  Borrower agrees that failure of Lender or any holder of this Note to exercise its rights hereunder shall not constitute a waiver of the right to exercise the same in the event of a later default.

This Note shall be construed according to the laws of the State of Utah.

“Borrower”

ZAGG Incorporated, a Nevada corporation

By:
Name:
Its:

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